                                                                     EXHIBIT 4.4

                           CREDIT AGREEMENT AMENDMENT
                     (AVAILABILITY AND COVENANT AMENDMENTS)
                             (Dated: June 29, 2004)

                                    BETWEEN:

                     --------------------------------------

                               TELVENT CANADA LTD.

                                     - AND -

    LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH

                     --------------------------------------

                                BAKER & MCKENZIE
                                   SUITE 2600
                              255 - 5TH AVENUE S.W.
                                CALGARY, ALBERTA
                                     T2P 3G6

                                TABLE OF CONTENTS

                                   ARTICLE 1.

INTERPRETATION.................................................................      Page 1
   SECTION 1.1   DEFINITIONS...................................................      Page 1

                                   ARTICLE 2.

AMENDMENT TO SECURITY..........................................................      Page 2
   SECTION 2.1   AMENDMENT TO DEFINITIONS......................................      Page 2
   SECTION 2.2   AMENDMENT TO DEFINITION OF OBLIGATIONS........................      Page 2

                                   ARTICLE 3.

AMENDMENT TO FINANCIAL RATIOS..................................................      Page 2
   SECTION 3.1   AMENDMENT TO FINANCIAL RATIOS AND COVENANTS...................      Page 2

                                   ARTICLE 4.

WAIVER OF BREACH OF COVENANT...................................................      Page 3
   SECTION 4.1   FIXED CHARGE COVERAGE RATIO BREACH............................      Page 3
   SECTION 4.2   WAVER FEE.....................................................      Page 3

                                   ARTICLE 5.

CREDIT AGREEMENT IF FULL FORCE.................................................      Page 3
   SECTION 5.1   CREDIT AGREEMENT OTHERWISE UNAMENDED..........................      Page 3
   SECTION 5.2   AMENDMENT PURSUANT TO CREDIT AGREEMENT........................      Page 3

                                   ARTICLE 6.

MISCELLANEOUS..................................................................      Page 3
   SECTION 6.1   GOVERNING LAW.................................................      Page 3
   SECTION 6.2   CONSENT TO JURISDICTION.......................................      Page 4
   SECTION 6.3   BENEFIT OF THE AGREEMENT......................................      Page 4
   SECTION 6.4   SEVERABILITY..................................................      Page 4
   SECTION 6.5   AMENDMENTS AND WAIVERS........................................      Page 4
   SECTION 6.6   BINDING EFFECT................................................      Page 5
   SECTION 6.7   TIME OF THE ESSENCE...........................................      Page 5
   SECTION 6.8   COUNTERPARTS..................................................      Page 5

                       CREDIT FACILITY AMENDING AGREEMENT

      THIS AGREEMENT MADE as of June 29, 2004.

BETWEEN:

            TELVENT CANADA LTD., a Corporation, incorporated under the Laws of Canada, and having an office in the City of Calgary in the Province of Alberta (herein referred to as the "Borrower")

                                                               OF THE FIRST PART

                                     - and -

            LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, a Canadian Branch of a Foreign Bank, under the Bank Act (Canada), and having an office in the City of Toronto in the Province of Ontario (herein referred to as the "Bank")

                                                              OF THE SECOND PART

      WHEREAS the Borrower and the Bank entered into the Credit Agreement;

      AND WHEREAS the Borrower and the Bank wish to amend the Credit Agreement to provide for certain amendments to the obligations secured by the Credit Agreement and certain financial ratio covenants of the Borrower.

      NOW THEREFORE, in consideration of the terms, covenants, conditions and provisions hereof, given or made by each party hereto, to or in favor of all or any of the other parties hereto, and other good and valuable consideration (receipt and sufficiency whereof is hereby acknowledged by each party receiving the same) the parties hereto mutually covenant and agree as follows.

                                   ARTICLE 1.
                                 INTERPRETATION

      SECTION 1.1 DEFINITIONS

      In this Agreement, capitalized expressions used herein shall have the meanings given them in the Credit Agreement, and in this Agreement, unless something in the subject matter or context is inconsistent therewith:

"CREDIT AGREEMENT" means the credit agreement dated May 2, 2003 between the Borrower and the Bank, as amended on May 12, 2003, and as the same may be amended from time to time.

                                   ARTICLE 2.
                              AMENDMENT TO SECURITY

      SECTION 2.1 AMENDMENT TO DEFINITIONS

      Effective as of June 29, 2004, there shall be added to the Definitions the following defined terms:

"HEDGING AGREEMENTS" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect the Borrower or any Subsidiary of the Borrower against fluctuations in interest rates, currency exchange rates or commodity prices.

"HEDGING OBLIGATIONS" means any liability of the Borrower or any Subsidiary to the Bank or an affiliate of the Bank under any Hedging Agreement.

      SECTION 2.2 AMENDMENT TO DEFINITION OF OBLIGATIONS

      Effective as of June 29, 2004, the definition of "Obligations" under the Credit Agreement is hereby amended by replacing that Section with the following:

"OBLIGATIONS" means the obligations of the Borrower to repay the principal of, and to pay interest on, the Loans, all issued Bankers' Acceptances, all L/C Obligations, all Hedging Obligations and to pay all fees and other amounts from time to time due from the Borrower to the Bank hereunder.

                                   ARTICLE 3.
                          AMENDMENT TO FINANCIAL RATIOS

      SECTION 3.1 AMENDMENT TO FINANCIAL RATIOS AND COVENANTS

      Effective as of June 29, 2004, Section 14.2 of the Credit Agreement is hereby amended by replacing that Section with the following:

"SECTION 14.2 FINANCIAL RATIOS AND COVENANTS

      The Borrower covenants and agrees with the Bank that the Borrower, together with its consolidated Subsidiaries, as at the end of each successive Computation Period shall have:

      14.2.1   a ratio of Total Net Debt to EBITDA:

             14.2.1.1 for the Computation Period for April 1, 2004 to June 30, 2004, of not more than 4.00:1.00, and

             14.2.1.2 for all Computation Periods commencing on and after July 1, 2004, of not more than 3.00:1.00; and

      14.2.2   a Fixed Charge Coverage Ratio:

             14.2.2.1 for the Computation Period for April 1, 2004 to June 30, 2004, of not less than 0.50:1.00; and

             14.2.2.2 for all Computation Periods commencing on and after July 1, 2004, of not less than 1.20:1.00; and

      14.2.3   a minimum Net Income of not less than U.S. $1.00 per year."

                                   ARTICLE 4.
                          WAIVER OF BREACH OF COVENANT

      SECTION 4.1 FIXED CHARGE COVERAGE RATIO BREACH

      The Bank hereby waives the breach by the Borrower of Section 14.2.2 of the Credit Agreement with respect to the Computation Period ending on March 31, 2004 with respect to the obligation to maintain a Fixed Charge Coverage Ratio of 1.20:1.00.

      SECTION 4.2 WAVER FEE

      In consideration of the Bank waiving the breach of the fixed charge coverage ratio covenant pursuant to Section 4.1 hereof, the Borrower hereby agrees to pay to the Bank on June 30, 2004 a waiver fee of U.S.$10,000.00.

                                   ARTICLE 5.
                         CREDIT AGREEMENT IF FULL FORCE

      SECTION 5.1 CREDIT AGREEMENT OTHERWISE UNAMENDED

      Except as specifically herein provided, the Credit Agreement remains unamended and in full force and effect as at the date hereof.

      SECTION 5.2 AMENDMENT PURSUANT TO CREDIT AGREEMENT

      This Agreement constitutes an amendment within the meaning of Section
18.10 of the Credit Agreement.

                                   ARTICLE 6.
                                  MISCELLANEOUS

      SECTION 6.1 GOVERNING LAW

      This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of

Alberta and the federal laws of Canada therein applicable to contracts made in and to be wholly performed in such Province, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

      SECTION 6.2 CONSENT TO JURISDICTION

      6.2.1 The Borrower hereby irrevocably submits to the jurisdiction of any Alberta court sitting in Calgary in any action or proceeding arising out of or relating to this Agreement and the Security Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta court. The Borrower hereby consents to service upon it at its address set out in Section 18.2 of the Credit Agreement of copies of the statement of claim and any process issued in respect of any such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      6.2.2 Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

      SECTION 6.3 BENEFIT OF THE AGREEMENT

      This Agreement shall enure to the benefit of and be binding upon the Borrower and the Bank, and their respective successors and permitted assigns.

      SECTION 6.4 SEVERABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 6.5 AMENDMENTS AND WAIVERS

      Except as otherwise specifically provided herein, any provision of this Agreement may be amended only by the Borrower and the Bank in writing and may be waived only if the Bank so agrees in writing. Any such waiver and any consent by the Bank under any provision of this Agreement may be given subject to any conditions thought fit by the Bank. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

      SECTION 6.6 BINDING EFFECT

      This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and enure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights and obligations hereunder or any interest herein without the prior consent of all the Bank.

      SECTION 6.7 TIME OF THE ESSENCE

      Time shall be of the essence of this Agreement.

      SECTION 6.8 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.

TELVENT CANADA LTD.                  LASALLE BUSINESS CREDIT, A DIVISION OF ABN
                                     AMRO BANK N.V., CANADA BRANCH

/s/ Steve                            /s/ D. Mack
------------------------             ------------------------
                                     Darcy Mack
/s/ C. Demcoe                        First Vice President
------------------------

                                     /s/ A. Turner
                                     ------------------------
                                     Aaron Turner
                                     First Vice President